Exhibit 99.1

Investor Relations Contact:
Suresh Bhaskaran
Xilinx, Inc.
(408) 879-4784
ir@xilinx.com

XILINX REPORTS FISCAL THIRD QUARTER 2020 RESULTS

SAN JOSE, Calif., Jan. 28, 2020 -- Xilinx, Inc. (Nasdaq: XLNX), the leader in adaptive and intelligent computing, today announced revenues of $723 million for the third quarter of fiscal year 2020, down 13% from the prior quarter and down 10% year over year. GAAP net income for the December quarter was $162 million, or $0.64 per diluted share. Non-GAAP net income for the December quarter was $171 million, or $0.68 per diluted share.

The Xilinx Board of Directors declared a quarterly cash dividend of $0.37 per outstanding share of common stock payable on February 20, 2020 to all stockholders of record at the close of business on February 11, 2020.

Additional third quarter of fiscal year 2020 comparisons are provided in the charts below.

Q3 2020 Financial Highlights
(In millions, except EPS)

	GAAP

	Q3	Q2	Q3
	FY 2020	FY 2020	FY 2019	Q-T-Q	Y-T-Y
Net revenues*	$723	$833	$800	-13%	-10%
Operating income	$159	$204	$258	-22%	-38%
Net income	$162	$227	$239	-29%	-32%
Diluted earnings per share	$0.64	$0.89	$0.93	-28%	-31%

	Non-GAAP

	Q3	Q2	Q3
	FY 2020	FY 2020	FY 2019	Q-T-Q	Y-T-Y
Net revenues*	$723	$833	$800	-13%	-10%
Operating income	$174	$217	$263	-20%	-34%
Net income	$171	$240	$237	-29%	-28%
Diluted earnings per share	$0.68	$0.94	$0.92	-28%	-26%
* No adjustment between GAAP and Non-GAAP

Xilinx also announced cost-saving measures designed to drive structural operating efficiencies across the company. Xilinx expects to reduce its global workforce by approximately 7% through a targeted reduction in force and meaningfully slower hiring to replace attrition. In addition to the targeted reduction in force, Xilinx is taking other measures to reduce operating expenses, including further reducing discretionary spend and targeting additional operating efficiencies across the business. As a result of these measures, Xilinx expects to generate non-GAAP cost and operating expense savings of approximately $17M to $20M in the fourth quarter. Additionally, Xilinx expects to incur a GAAP pre-tax charge of approximately $25M to $30M in the fourth quarter of fiscal 2020 primarily related to severance pay expenses.

“As expected, our fiscal third quarter was a challenging quarter and our revenue came in near the midpoint of our guidance. Given the revenue headwinds we experienced during the quarter, we took actions to reduce our operating expenses which delivered earnings greater than our expectations.

“Fiscal fourth quarter revenue is expected to grow on a sequential basis as a result of strength in our core vertical markets and a moderate resumption of growth in our data center business. However, we are seeing greater than expected weakness in our wired and wireless business due to a slowdown in both 5G and wired infrastructure deployments, in addition to ongoing global trade headwinds.

“We expect some of these headwinds in our wired and wireless business to be persistent, resulting in revenue growth lower than our prior expectations. We are, therefore, taking several actions to further reduce our operating expenses this quarter.

“These are difficult actions, but we believe the decisive steps we are taking to reset our operating expenses will allow us to drive our growth strategy and technology roadmap while enabling a more appropriate level of operating profitability.  We remain extremely focused on our mission and long-term growth opportunities as the leader in adaptable platforms from the cloud to edge to endpoints,” said Victor Peng, president and chief executive officer.

Net Revenues by Geography:
	Percentages			Growth Rates
	Q3	Q2	Q3
	FY 2020	FY 2020	FY 2019	Q-T-Q	Y-T-Y
North America	28%	28%	28%	-13%	-10%
Asia Pacific	48%	51%	46%	-19%	-6%
Europe	16%	15%	18%	-4%	-19%
Japan	8%	6%	8%	8%	-4%

Net Revenues by End Market:
	Percentages			Growth Rates
	Q3	Q2	Q3
	FY 2020	FY 2020	FY 2019	Q-T-Q	Y-T-Y
A&D, Industrial and TME	40%	36%	40%	-5%	-10%
Automotive, Broadcast and Consumer	19%	16%	15%	2%	10%
Wired and Wireless Group	31%	38%	35%	-29%	-18%
Data Center Group	9%	10%	8%	-16%	8%
Channel	1%	0%	2%	NM	NM

Net Revenues by Product:
	Percentages			Growth Rates
	Q3	Q2	Q3
	FY 2020	FY 2020	FY 2019	Q-T-Q	Y-T-Y
Advanced Products	70%	74%	66%	-18%	-4%
Core Products	30%	26%	34%	1%	-21%

Products are classified as follows:

Advanced Products: Alveo, UltraScale+, UltraScale and 7-series products.
Core Products: Virtex-6, Spartan-6, Virtex‐5, CoolRunner‐II, Virtex-4, Virtex-II, Spartan-3, Spartan-2, XC9500 products, configuration solutions, software & support/services.

Key Statistics:
(Dollars in Millions)

	Q3 FY 2020	Q2 FY 2020	Q3 FY 2019

Annual Return on Equity (%)*	31	34	34

Operating Cash Flow	$324	$224	$314

Depreciation Expense (including software amortization)	$26	$22	$18

Capital Expenditures (including software)	$34	$34	$20

Inventory Days (internal)	124	104	104

Revenue Turns (%)	39	37	40

*Return on equity calculation: Annualized year to date GAAP net income/average stockholders’ equity

Product and Financial Highlights - Fiscal Third Quarter 2020

•
Advanced Products constituted approximately 70% of total revenues in the third quarter, although revenues from the category decreased 4% year over year. Zynq-based revenues grew 26% year over year despite the impact of a weaker Wireless business, further validating Xilinx platform strategy. The Zynq SoC platform, which includes Zynq at 28nm and both MPSoC and RFSoC at 16nm, represented 23% of total revenues, higher than the year ago period.

•
In early December, Xilinx announced that Vitis AI, its AI inference development platform was available for download. Combined with the Vitis unified software platform, Vitis AI empowers software developers with deep learning acceleration. Vitis AI integrates a domain-specific architecture (DSA) and configures Xilinx hardware to be optimized and programmed using industry-leading frameworks such as TensorFlow and Caffe. Xilinx has cumulatively trained over 8,000 developers to date and has over 900 independent software vendors as part of the ecosystem.

•
Collaborating with Xilinx, Cortical.io a, leader in AI based natural language understanding , announced a new e-mail classification appliance. Using Supermicro servers and Xilinx Alveo accelerator cards, the appliance is expected to enable real-time filtering and classification of incoming and outgoing e-mails.

•
Xilinx announced that Automotive Zynq UltraScale+ MPSoC is powering Baidu's production-ready Apollo Computing Unit (ACU)- an advanced platform for automated valet parking (AVP), the industry's first dedicated computing solution for AVP. Separately, Xilinx disclosed that SK

Telecom adopted Xilinx Alveo Data Center Accelerator cards to power a real-time AI-based physical intrusion and theft detection service.

•
During the XDF Europe keynote, CERN, a European organization for nuclear research, joined Xilinx onstage to discuss a network of Xilinx FPGAs housed 100 meters underground designed to instantaneously filter and identify novel particle substructures as evidence of the existence of dark matter and other physical phenomena. CERN said that Xilinx enabled a fixed, extremely low latency AI inference capability of about three microseconds per event, a feat that could not be achieved by CPUs or GPUs.

•
During the XDF China keynote, Inspur Systems joined Xilinx onstage proclaiming that Xilinx ACAPs and FPGAs will be a cornerstone of Inspur’s future technology.  Alibaba Cloud also highlighted how Xilinx technology is not only powering Alibaba’s own data center, but also that of its enterprise customers using Alibaba Cloud services. Alibaba noted that unprecedented traffic hosted during Singles Day in Asia has proven the reliability and security of its system platform running Xilinx FPGAs.

•	Xilinx repurchased 2.8 million shares of common stock at an average price of $93.70 per share and paid dividends of $93 million during the quarter.

Business Outlook - Fiscal Fourth Quarter 2020

The following guidance is based on current expectations and estimates, and as indicated, is presented on a GAAP and non-GAAP basis. This guidance is forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed and referred to at the end of this release.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenues	$750M - $780M	—	$750M - $780M
Gross margin	67.5% - 69.5%	1% (1)	68.5% - 70.5%
Operating expenses	$351M - $355M	$35M (2,3)	$316M - $320M
Other income	~$8M	—	~$8M
Tax rate	7%-9%	—	7%-9%

Notes regarding Non-GAAP Adjustments:

(1)	Amortization of acquisition-related intangibles and inventory valuation adjustment

(2)	M&A related expenses and amortization of acquisition-related intangibles

(3)	Severance-related expenses

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the December quarter financial results and management's outlook for the March quarter and fiscal year 2020. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 9868367. The telephonic replay will be available for two weeks following the live call.

Non-GAAP Financial Information

Fiscal third quarter 2020 results and business outlook for the March quarter include financial measures which are not determined in accordance with the United States generally accepted accounting principles (GAAP), as indicated.  Non-GAAP measures should not be considered as a substitute for, or superior to, financial measures determined in accordance with GAAP. The presentation of non-GAAP financial measures has been reconciled, in each case, to the most directly-comparable GAAP measure, as indicated in the accompanying tables. The Company’s calculation of such non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Management uses the non-GAAP financial measures disclosed herein to evaluate the Company's financial results from continuing operations (excluding the impact of acquisitions) and compare to operating performance in past periods.  Similarly, Management believes presentation of these non-GAAP measures is useful to investors because it enables investors and analysts to evaluate operating expenses of the Company's core business, excluding the impact of non-core business expenses such as acquisition-related amortization and non-recurring items.

M&A related expenses: These expenses mainly consist of legal and consulting fees associated with acquisition activities. The Company believes these costs do not reflect its current operating performance. Consequently, the non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Amortization of acquisition-related intangibles: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology acquired in connection with business combinations. The non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Inventory valuation adjustment: Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to the Company’s cost of revenues excludes the expected profit margin component that is recorded under business combination accounting principles associated with the Company’s acquisitions. The Company believes the adjustment is useful to investors as an additional means to reflect cost of revenues and gross margin trends of its business.

Gain on investment related to acquisition: The Company excludes the accounting gain resulting from revaluation of its prior minority investment in DeePhi Tech. The Company believes excluding this gain will facilitate a comparable evaluation of its current operating performance to its past operating performance.

Income taxes: The Company excludes the income tax effects of non-GAAP adjustments reflected in Operating expenses and Other income, as detailed above. It also excludes U.S. tax reform related items and other significant tax effects of post-acquisition tax integration transactions.  The Company believes excluding U.S. tax reform and post-acquisition tax integration items will facilitate a comparable evaluation of its current performance to its past performance. The fourth quarter of fiscal 2020 outlook does not reflect other tax related items which the Company is not able to predict without unreasonable efforts due to their inherent uncertainty.

Severance-related expenses: These expenses primarily consist of severance-related pay and benefits in connection with the targeted reduction in force. The Company believes excluding these charges will facilitate a comparable evaluation of its current operating performance to its past and future performance.

Forward-Looking Statements

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the March quarter. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including, among others, customer acceptance of our new products, current global economic conditions, our dependence on certain customers, trade and export restrictions, the condition and performance of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, our ability to generate cost and operating expense savings in an efficient and timely manner, our ability to realize the goals contemplated by our acquisitions and strategic investments, the impact of current and future legislative and regulatory changes, the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof, and other risk factors described in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops highly flexible and adaptive processing platforms that enable rapid innovation across a variety of technologies - from the endpoint to the edge to the cloud. Xilinx is the inventor of the FPGA, hardware programmable SoCs and the ACAP, designed to deliver the most dynamic processor technology in the industry and enable the adaptable, intelligent and connected world of the future. For more information, visit www.xilinx.com.

Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, Alveo, Versal and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.

XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	December 28, 2019	September 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Net revenues	$723,499	$833,366	$800,057	$2,406,497	$2,230,678
Cost of revenues:
Cost of products sold	233,324	287,372	247,903	804,197	686,411
Amortization of acquisition-related intangibles	6,697	5,734	—	15,699	—
Total cost of revenues	240,021	293,106	247,903	819,896	686,411
Gross margin	483,478	540,260	552,154	1,586,601	1,544,267
Operating expenses:
Research and development	211,541	222,979	189,329	638,621	543,527
Selling, general and administrative	109,612	111,596	103,039	328,633	291,256
Amortization of acquisition-related intangibles	2,919	2,169	1,866	5,488	3,064
Total operating expenses	324,072	336,744	294,234	972,742	837,847
Operating income	159,406	203,516	257,920	613,859	706,420
Interest and other income (expense), net	6,437	12,329	(1,330)	30,378	2,231
Income before income taxes	165,843	215,845	256,590	644,237	708,651
Provision (benefit) for income taxes	3,831	(11,148)	17,230	13,774	63,542
Net income	$162,012	$226,993	$239,360	$630,463	$645,109
Net income per common share:
Basic	$0.65	$0.90	$0.95	$2.50	$2.55
Diluted	$0.64	$0.89	$0.93	$2.47	$2.53
Cash dividends per common share	$0.37	$0.37	$0.36	$1.11	$1.08
Shares used in per share calculations:
Basic	250,546	252,399	253,060	252,330	252,634
Diluted	252,808	255,269	256,374	255,758	255,227

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 28, 2019	March 30, 2019 *
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$2,425,165	$3,175,684
Accounts receivable, net	253,548	335,165
Inventories	328,209	315,358
Other current assets	121,099	65,771
Total current assets	3,128,021	3,891,978
Net property, plant and equipment	378,242	328,929
Long-term investments	—	53,433
Other assets	1,444,959	877,008
Total Assets	$4,951,222	$5,151,348

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$515,880	$475,036
Long-term debt	1,246,000	1,234,807
Other long-term liabilities	548,180	579,996
Stockholders' equity	2,641,162	2,861,509
Total Liabilities and Stockholders' Equity	$4,951,222	$5,151,348

*Fiscal 2019 balances are derived from audited financial statements.

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended			Nine Months Ended
	December 28, 2019	September 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
SELECTED CASH FLOW INFORMATION:
Depreciation and amortization of software	$26,311	$22,438	$17,974	$68,882	$49,097
Amortization - others	15,276	12,965	7,984	37,326	23,461
Stock-based compensation	50,157	49,822	38,641	142,732	109,194
Net cash provided by operating activities	323,575	223,694	313,917	845,485	803,208
Purchases of property, plant and equipment and software	34,138	33,641	20,270	96,980	60,803
Payment of dividends to stockholders	92,931	93,484	91,108	280,376	272,860
Repurchases of common stock	260,939	32,250	1,015	738,184	161,551
Taxes paid related to net share settlement of restricted stock units, net of proceeds from issuance of common stock	3,565	47,857	2,515	55,541	23,593

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$2,961	$2,812	$2,366	$8,386	$6,650
Research and development	31,543	29,702	22,352	86,119	63,329
Selling, general and administrative	15,653	17,308	13,923	48,227	39,215

XILINX, INC.
RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	December 28, 2019	September 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
GAAP gross margin	$483,478	$540,260	$552,154	$1,586,601	$1,544,267
Inventory valuation adjustment	2,114	1,741	—	3,856	—
Amortization of acquisition-related intangibles	6,697	5,734	—	15,699	—
Non-GAAP gross margin	$492,289	$547,735	$552,154	$1,606,156	$1,544,267

GAAP operating income	$159,406	$203,516	$257,920	$613,859	$706,420
Inventory valuation adjustment	2,114	1,741	—	3,856	—
Amortization of acquisition-related intangibles	9,616	7,903	1,866	21,187	3,064
Acquisition-related costs	3,042	3,979	3,208	12,393	6,909
Non-GAAP operating income	$174,178	$217,139	$262,994	$651,295	$716,393

GAAP net income	$162,012	$226,993	$239,360	$630,463	$645,109
Inventory valuation adjustment	2,114	1,741	—	3,856	—
Amortization of acquisition-related intangibles	9,616	7,903	1,866	21,187	3,064
Acquisition-related costs	3,042	3,979	3,208	12,393	6,909
Gain on investment related to acquisition	—	—	—	—	(6,503)
Income tax effect of changes in applicable U.S. tax laws	—	—	(6,949)	—	2,406
Income tax effect of intercompany integration transactions	(3,697)	1,859	—	(1,838)	—
Income tax effect of non-GAAP adjustments	(2,316)	(2,395)	(559)	(6,133)	(719)
Non-GAAP net income	$170,771	$240,080	$236,926	$659,928	$650,266

GAAP diluted EPS	$0.64	$0.89	$0.93	$2.47	$2.53
Inventory valuation adjustment	0.01	—	—	0.01	—
Amortization of acquisition-related intangibles	0.04	0.03	0.01	0.08	0.01
Acquisition-related costs	0.01	0.02	0.01	0.05	0.02
Gain on investment related to acquisition	—	—	—	—	(0.02)
Income tax effect of changes in applicable U.S. tax laws	—	—	(0.03)	—	0.01
Income tax effect of intercompany integration transactions	(0.01)	—	—	(0.01)	—
Income tax effect of non-GAAP adjustments	(0.01)	—	—	(0.02)	—
Non-GAAP diluted EPS	$0.68	$0.94	$0.92	$2.58	$2.55